(Firm Letterhead)
October 23, 2017
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for Western Asset U.S. Treasury Reserves (?UST
Reserves?), Western Asset Government Reserves
(?Government?), Western Asset New York Tax
Free Money Market Fund (?NY Tax Free?),
Western Asset Prime Obligations Money Market
Fund (?Prime Obligations?) and Western Asset
Tax Free Reserves (?Tax Free Reserves?), each a series of the Legg Mason Partners Money Market
Trust (File No. 811-04052) (together the ?Funds?)
and, under the date of October 17, 2017 for UST
Reserves, October 18, 2017 for Government,
October 19, 2017 for NY Tax Free and Prime
Obligations and October 20, 2017 for Tax Free
Reserves we reported on the financial statements of the Funds as of and for the fiscal period ended
August 31, 2017. On August 14, 2017 we
resigned at the request of the Funds, upon completion of the audit of the Funds? financial statements as of and for the fiscal period ended
August 31, 2017 and the issuance of our
aforementioned reports, dated October 17, 2017 for UST Reserves, October 18, 2017 for
Government, October 19, 2017 for NY Tax Free and Prime Obligations and October 20, 2017 for
Tax Free Reserves.  We have read the Funds?
statements included under Item 77K of its Form
N-SAR dated October 23, 2017, and we agree with such statements, except that we are not in a position to agree or disagree with the Funds?
statements that the change was approved by the Board of Trustees and we are not in a position to agree or disagree with the Funds? statements that PricewaterhouseCoopers LLP were not consulted regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Funds?
financial statements.
Very truly yours,
(signed) KPMG LLP


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